POWER OF ATTORNEY

I, the undersigned Trustee of Pioneer Municipal High Income Opportunities Fund, Inc. (the “Fund”), hereby constitute and appoint Lisa M. Jones, Christopher J. Kelley and Anthony J. Koenig, Jr., and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them to sign for me, in my name: (i) any Registration Statement on Form N-2 filed by the Fund, and any and all amendments thereto, (ii) any application, notice or other filings with the Securities and Exchange Commission on behalf of the Fund, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me in the capacities indicated to enable the Fund to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and the rules thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all Registration Statements and amendments to said Registration Statement.

IN WITNESS WHEREOF, I have hereunder set my hand on this 24th day of May, 2021.

/s/ John E. Baumgardner, Jr. John E. Baumgardner, Jr.	/s/ Lorraine H. Monchak Lorraine H. Monchak

/s/ Diane Durnin Diane Durnin	/s/ Thomas J. Perna Thomas J. Perna

/s/ Benjamin M. Friedman Benjamin M. Friedman	/s/ Marguerite A. Piret Marguerite A. Piret

/s/ Lisa M. Jones Lisa M. Jones	/s/ Fred J. Ricciardi Fred J. Ricciardi

/s/ Anthony J. Koenig, Jr. Anthony J. Koenig, Jr.	/s/ Kenneth J. Taubes Kenneth J. Taubes

/s/ Craig C. MacKay Craig C. MacKay